SALOMON BROTHERS INVESTORS FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                Steelcase
DATE OF PURCHASE:                                             February 17, 1998
NUMBER OF SHARES PURCHASED:                                   38,500
AGGREGATE PURCHASE PRICE:                                     $1,078,000
PRICE PER SHARE:                                              $28.00
UNDERWRITING SPREAD:                                          $1.61
% GROSS UNDERWRITING SPREAD:                                       5.75%
SHARES OFFERED:                                               12,150,000
TOTAL OFFERING:                                               $340,200,000
25% OF OFFERING:                                              $85,050,000
BROKER:                                                       Goldman Sachs




Note: A total of 48,700 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $1,363,600.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.

U.S. Underwriters
                              Goldman, Sachs & Co.
                                                       Bear, Stearns & Co., Inc.
                                                       Morgan Stanley & Co. Incorporated
                                                       Smith Barney, Inc.
                                                        Robert W. Baird & Co. Incorporated
                                                       BT Alex. Brown Incorporated
                                                       Credit Suisse First Boston Corporation
                                                       A.G. Edwards & Sons, Inc.
                                                       First of Michigan Corporation
                                                       Interstate/Johnson Lane Corporation
                                                       Edward D. Jones & Co., L.P.
                                                       McDonald & Company Securities, Inc.
                                                       Merrill Lynch, Pierce, Fenner & Smith
                                                       J.P. Morgan Securities Inc.
                                                       NationsBanc Montgomery Securities, Inc.
                                                       The Ohio Company
                                                       Raymond James & Associates, Inc.
                                                       Roney & Co., LLC
                                                       Stifel, Nicolaus & Company, Incorporated
                                                       Tucker Anthony Incorporated
                                                       Wasserstein Perella Securities, Inc.
                                                       Wheat First Securities, Inc.

                               SALOMON BROTHERS INVESTORS FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                Global TeleSystems
 Group, Inc.
DATE OF PURCHASE:                                             February 4, 1998
NUMBER OF SHARES PURCHASED:                                   3,900
AGGREGATE PURCHASE PRICE:                                     $78,000
PRICE PER SHARE:                                              $20.00
UNDERWRITING SPREAD:                                          $1.30
% GROSS UNDERWRITING SPREAD:                                        6.45%
SHARES OFFERED:                                               11,100,000
TOTAL OFFERING:                                               $222,000,000
25% OF OFFERING:                                              $55,500,000
BROKER:                                                       Merrill Lynch




Note: A total of 4,900 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $98,000.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.

U.S. Underwriters
                                                       Merrill Lynch, Pierce, Fenner & Smith
                                                       Donaldson, Lufkin & Jenrette Securities Corporation
                               UBS Securities Inc.
                                                       Lehman Brothers Inc.
                                                       Furman Selz LLC
                                                       BT Alex. Brown Incorporated
                                                       Credit Lyonnais Securities (USA), Inc.
                                                       Credit Suisse First Boston Corporation
                                                       Doft & Co., Inc.
                                                       Goldman, Sachs & Co.
                                                       Lazard Freres & Co. LLC
                                                       Morgan Stanley & Co. Incorporated
                                                       SBC Warburg Dillon Read Inc.
                                                       Smith Barney, Inc.
                                                       Arnhold & S. Bleichroeder, Inc.
                                                       Black and Company Inc.
                                                       Gerard Klauer Mattison & Co., LLC
                                                       Oscar Gruss & Son Incorporated
                                                       Johnston, Lemon & Co. Incorporated

                               SALOMON BROTHERS INVESTORS FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                Union Pacific
 Capital Trust 6.25%, 4/1/28
DATE OF PURCHASE:                                             March 27, 1998
NUMBER OF SHARES PURCHASED:                                   60,000
AGGREGATE PURCHASE PRICE:                                     $3,000,000
PRICE PER SHARE:                                              $50.00
UNDERWRITING SPREAD:                                          n/a
% GROSS UNDERWRITING SPREAD:                                        n/a
SHARES OFFERED:                                               27,000,000
TOTAL OFFERING:                                               $1,350,000,000
25% OF OFFERING:                                              $337,500,000
BROKER:                                                       First Boston




Note:  A total of 244,900 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $12,245,000.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.

U.S. Underwriters
                                                       Credit Suisse First Boston Corporation
                                                       Merrill Lynch, Pierce, Fenner & Smith
                              Smith Barney, Inc.
                              Schroder & Co., Inc.